EXHIBIT 4.1

EXECUTION COPY

CHESAPEAKE ENERGY CORPORATION,

as Issuer,

THE SUBSIDIARY GUARANTORS,

as Guarantors,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee,

AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED,

as IRISH PAYING AGENT and TRANSFER AGENT

AND

THE BANK OF NEW YORK, LONDON BRANCH,

as REGISTRAR, TRANSFER AGENT AND PAYING AGENT

____________________________

INDENTURE

DATED AS OF DECEMBER 6, 2006

____________________________

6.25% SENIOR NOTES DUE 2017

____________________________

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CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.02; 4.03; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.02; 6.04; 9.02
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
318	(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

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TABLE OF CONTENTS

Pages

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.	1
SECTION 1.02. Other Definitions.	14
SECTION 1.03. Incorporation by Reference of Trust Indenture Act	15
SECTION 1.04. Rules of Construction.	15

 Two

THE SECURITIES

 Three

REDEMPTION

 Four

COVENANTS

iii

 Five

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, etc	34
SECTION 5.02. Successor Corporation Substituted	34

 Six

DEFAULTS AND REMEDIES

 Seven

TRUSTEE

 Eight

DISCHARGE OF INDENTURE

iv

 Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

 Ten

GUARANTEES

SECTION 10.01. Unconditional Guarantee	52
SECTION 10.02. Subsidiary Guarantors May Consolidate, etc., on Certain Terms	53
SECTION 10.03. Addition of Subsidiary Guarantors	54
SECTION 10.04. Release of a Subsidiary Guarantor	54
SECTION 10.05. Limitation of Subsidiary Guarantor’s Liability	55
SECTION 10.06. Contribution	55
SECTION 10.07. [Intentionally Omitted.]	55
SECTION 10.08. Severability	55

 Eleven

MISCELLANEOUS

v

SIGNATURES	66
APPENDIX	A-1
EXHIBIT 1 TO THE APPENDIX FORM OF SECURITY	B-1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE, dated as of December 6, 2006, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), the SUBSIDIARY GUARANTORS listed as signatories hereto, THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee, AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED (“AIB”), as Irish paying agent and transfer agent, and THE BANK OF NEW YORK, LONDON BRANCH (“BONY”), as registrar, transfer agent and paying agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company 6.25% Senior Notes due 2017:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional Securities” means 6.25% Senior Notes due 2017 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture).

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any U.S. state or federal income taxes, as estimated by petroleum engineers (which may include the Company’s internal engineers) in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

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provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected as a long-term liability in the Company’s latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Net Assets of a Subsidiary Guarantor” at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to

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any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the “net amount of rent” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or the managing partner(s) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

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“Business Day” means any day (i) on which the New York Stock Exchange, Inc. is open for trading, (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for settlement of payment in euro and (iii) which is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“Capitalized Lease Obligaftions” of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

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(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Company” means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Company’s existing credit facility) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Hedge Obligations” means, at any time as to the Company and its Subsidiaries, the obligations of any such Person at such time that were incurred in the ordinary course of business pursuant to any non-dollar currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s or any of its Subsidiaries’ exposure to fluctuations in non-dollar currency exchange rates.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5,000,000.

“Depositary” means any of Euroclear, Clearstream and their respective nominees and successors, acting through itself or the Common Depositary.

“Disqualified Stock” means any Capital Stock of the Company or any Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the

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holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.

“European Government Obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Notes” means the Company’s outstanding (a) 7.50% Senior Notes due 2013, (b) 7.625% Senior Notes due 2013, (c) 7.50% Senior Notes due 2014, (d) 7.00% Senior Notes due 2014, (e) 7.75% Senior Notes due 2015, (f) 6.375% Senior Notes due 2015, (g) 6.875% Senior Notes due 2016, (h) 6.625% Senior Notes due 2016, (i) 6.5% Senior Notes due 2017, (j) 6.25% Senior Notes due 2018, (k) 6.875% Senior Notes due 2020 and (l) 2.75% Contingence Convertible Senior Notes due 2035.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Guarantee” means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Ten hereof.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books, which shall initially be the nominee for the Common Depositary of Euroclear or Clearstream, as applicable.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced

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by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Rate Hedging Agreements, Oil and Gas Hedging Contracts and Currency Hedge Obligations, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of such Person’s Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Rate Hedging Agreements” means, with respect to the Company and its Subsidiaries, the obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

“Investment” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and

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(iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means December 6, 2006.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

“Make-Whole Amount” with respect to a Security means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Security (excluding any portion of such payments of interest accrued as of the redemption date) as if such Security were redeemed on the Maturity Date, computed using a discount rate equal to the Bund Rate plus 50 basis points, over (ii) the outstanding principal amount of such Security. As used herein, “Bund Rate” is defined as the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihe) with a constant maturity (as compiled by and published in the most recent financial statistics that have become publicly available at least two Business Days prior to the date of the redemption notice or, if such financial statistics are no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Securities assuming redemption of the Securities on the Maturity Date; provided, however, that if the Make-Whole Average Life of such Security is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the Make-Whole Average Life of such Securities is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used. As used herein, “Make-Whole Average Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Maturity Date.

“Make-Whole Price” means the sum of the outstanding principal amount of the Securities to be redeemed plus the Make-Whole Amount of such Securities.

“Maturity Date” means January 15, 2017.

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“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Proceeds” means, with respect to any Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state or local taxes or taxes in other jurisdictions required to be accrued as a liability as a consequence of such Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale/Leaseback Transaction and which is actually so repaid.

“Net Working Capital” means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either the Secretary, or an Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers’ Certificate given pursuant to Section 4.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

“Oil and Gas Business” means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).

“Permitted Company Refinancing Indebtedness” means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or

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repurchased is pari passu with or subordinated in right of payment to the Securities, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

“Permitted Financial Investments” means the following kinds of instruments if, in the case of instruments referred to in clauses (i)-(iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year; (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest thereon by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers’ acceptances and certificates of deposit) issued by a depositary institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depositary institution or trust company operating outside the United States, provided, that such depositary institution or trust company has, at the time of the Company’s or such Subsidiary’s investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $500,000,000; (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company’s or any Subsidiary’s investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by S&P and P-1 (or higher) by Moody’s; and (v) money market mutual or similar funds having assets in excess of $500,000,000.

“Permitted Holders” means Aubrey K. McClendon and his Affiliates.

“Permitted Liens” means (i) Liens existing on the Issue Date; (ii) Liens securing Indebtedness under Credit Facilities; (iii) Liens now or hereafter securing any Interest Rate Hedging Agreements so long as the related Indebtedness (a) constitutes the

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Existing Notes or the Securities (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (iv) Liens securing Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities; (v) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vi) mechanics’, worker’s, materialmen’s, operators’ or similar Liens arising in the ordinary course of business; (vii) Liens in connection with worker’s compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (ix) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Subsidiaries; (x) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xi) Liens on pipeline or pipeline facilities which arise out of operation of law; (xii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiii) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided, further, that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired and improvements thereon; (xiv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xvi) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured

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thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xvii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xviii) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xix) Liens securing obligations of the Company or any of its Subsidiaries under Currency Hedge Obligations or Oil and Gas Hedging Contracts; (xx) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments; and (xxi) Liens securing other Indebtedness in an aggregate principal amount which, together with all other Indebtedness outstanding on the date of such incurrence and secured by Liens pursuant to this clause (xxi), does not exceed 15% of Adjusted Consolidated Tangible Net Assets.

“Permitted Subsidiary Refinancing Indebtedness” means Indebtedness of any Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Subsidiary, provided that (i) if the Indebtedness (including the Guarantees) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

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“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article Eleven of Regulation S-X under the Securities Act.

“Prospectus” means the prospectus, dated December 1, 2006 prepared by the Company in connection with the offering and sale of the Securities issued on the Issue Date.

“S&P” refers to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means with respect to the Company or any of its Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities or the Guarantees, respectively.

“Subordinated Indebtedness of a Subsidiary Guarantor” means any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

“Subordinated Indebtedness of the Company” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in

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which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Subsidiary Guarantor” means (i) each of the United States Subsidiaries on the Issue Date, other than Subsidiaries that are not guarantors of other Indebtedness of the Company in excess of a De Minimis Guaranteed Amount, (ii) Chesapeake Eagle Canada Corp., a Canadian Subsidiary, and (iii) each of the other Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Ten of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

“Trust Officer” means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

SECTION 1.02. Other Definitions.

Other terms used in this Indenture are defined in the Appendix or in the Section indicated below:

Term	Defined in Section
“Additional Amounts”	4.13(a)
“Agent Members”	Appendix
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Common Depositary”	Appendix
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Change of Control Notice”	4.11(b)
“Change of Control Offer”	4.11(a)
“Change of Control Payment Date”	4.11(a)
“Directive”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10

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“Funding Guarantor”	10.06
“Global Security”	Appendix
“incur”	4.09
“Legal Defeasance”	8.02
“Legal Holiday”	11.07
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Triggering Event”	4.10
“Net Proceeds Payment Date”	4.10
“Offer Notice”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.13(a)
“Securities”	Appendix
“Successor”	5.01(a)
“Taxes”	4.13(a)
“Transfer Agent”	2.03

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

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(3)	“or” is not exclusive;

(4)    words in the singular include the plural, and words in the plural include the singular;

(5)    any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(6)    provisions apply to successive events and transactions; and

(7)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and to the Trustee). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver €600 million of Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

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The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights with respect to the Company as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar, Transfer Agent and Paying Agent. The Company shall maintain an office or agency in London, England, where Securities may be presented for registration (the “Registrar”) and an office or agency in (i) London, England and (ii) for so long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its rules so require, Dublin, Ireland, where Securities may be presented for transfer or exchange (the “Transfer Agent”) or payment (the “Paying Agent”). In addition, the Company undertakes that it will ensure, to the extent practicable, that it maintains a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC (the “Directive”) regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, the Directive. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional transfer agents or paying agents. The terms “Paying Agent” and “Transfer Agent” include any additional paying agent or transfer agent, as applicable, and the term “Registrar” includes any co-registrars.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Transfer Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any wholly owned Subsidiary may act as Paying Agent, Registrar, or Transfer Agent.

The Company initially appoints BONY as Registrar, Transfer Agent and Paying Agent in connection with the Securities. BONY hereby accepts all such appointments. The Company initially appoints AIB as Irish Paying Agent and Transfer Agent. AIB hereby accepts all such appointments. Notwithstanding any other provision of this Indenture, AIB shall carry out only such acts as may be necessary to give effect to Directive 2001/34/EC Article 78(2) of the European Parliament and of the Council of May 28, 2001 on the admission of securities to the official stock exchange listing and on information to be published on those securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m., London time, each due date of the principal and interest on any Security, the Company shall deposit with one or more Paying Agents

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immediately available funds sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than BONY and AIB) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a Transfer Agent with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a Transfer Agent with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or at the office of a Transfer Agent if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Paying Agent, the Registrar and any Transfer Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of this Indenture, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

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Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If any Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation in its customary manner and upon request shall deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

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SECTION 2.12. Common Codes and ISIN Numbers. The Company in issuing the Securities may use Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee of any change in the Common Codes or ISIN numbers.

SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)    the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)    the issue price, the issue date and the Common Code and ISIN number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

Additional Securities may be issued with the same Common Code and ISIN number as the Securities issued on the Issue Date if, and only if, the Company shall have provided the Trustee with an opinion of nationally recognized counsel, reasonably satisfactory to the Trustee, to the effect that such Additional Securities will be fungible with the Securities issued on the Issue Date for all United States federal income tax purposes.

SECTION 2.14. Currency. The euro is the sole currency of account and payment for all sums payable by the Company or any Subsidiary Guarantor under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or any Subsidiary Guarantor or otherwise by any Holder of Security, or by the Trustee, in respect of any sum expressed to be due to it from the Company or any Subsidiary Guarantor will only constitute a discharge to the Company or any Subsidiary Guarantor to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the

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date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Security, the Company and any Subsidiary Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, the Company and any Subsidiary Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Security or the Trustee to certify in a manner satisfactory to the Company (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Company and any Subsidiary Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Security or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or to the Trustee.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notice to Trustee. If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents to a shorter period in writing), an Officers’ Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price, including, in the case of a redemption pursuant to Paragraph 5 of the Securities, the detail of the calculation of the Make-Whole Price, and the paragraph of the Securities pursuant to which the redemption will occur.

In the case of a redemption provided for by Paragraph 6 of the Securities, prior to the publication or mailing of any notice of redemption of Securities pursuant to the foregoing, the Company will deliver to the Trustee (with a copy to the relevant Paying Agent) (a) an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) a written opinion of independent legal counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above without further inquiry, in which event it will be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed or are required to be

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repurchased at any time, the Trustee will select Securities for redemption or repurchase in compliance with the requirements of the Irish Stock Exchange or any other principal national securities exchange, if any, on which the Securities are then listed, and in compliance with the requirements of Euroclear or Clearstream, as applicable, or, if the Securities are not so listed or such exchange prescribes no method of selection and the Securities are not held through Euroclear or Clearstream, as applicable, or Euroclear or Clearstream, as applicable, prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Securities with a principal amount of €50,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. Securities and portions of them it selects shall be in amounts of €50,000 or whole multiples of €1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address. In addition, for so long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the rules of the Irish Stock Market so require, the Company shall deliver notice of redemption to the Companies Announcement Office in Dublin.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the aggregate principal amount of Securities being redeemed;

(4) the name and address of each Paying Agent;

(5) that Securities called for redemption must be surrendered to a Paying Agent at the address specified in such notice to collect the redemption price;

(6) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price in respect of the Securities upon surrender to a Paying Agent of the Securities;

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(7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancelation of the Security or Securities being redeemed; and

(8) the Common Code or ISIN number of the Securities.

(b) At the Company’s request, the Trustee shall give the notice of redemption required in Section 3.03(a) in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless the Trustee consents to a shorter notice period in writing), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to a Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., London time, on the redemption date, the Company shall deposit with one or more Paying Agents (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) immediately available funds sufficient to pay the redemption price of, and accrued and unpaid interest on, the Securities to be redeemed on that date. Each Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

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SECTION 3.07. Optional Redemption at Make-Whole Price. At any time prior to the Maturity Date, the Company may, at its option, redeem all or any portion of the Securities at the Make-Whole Price plus accrued and unpaid interest on the Securities so redeemed to the date of redemption.

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on, the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium and interest shall be considered paid on the date due if the Trustee or a Paying Agent holds on that date immediately available funds deposited by the Company designated for and sufficient to pay all principal, premium and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. (a) The Company, within 15 days after it files the same with the SEC, shall deliver to Holders, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a).

(b) For so long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and to the extent that the rules of the Irish Stock Exchange require, the information listed in Section 4.02(a) will also be made available in Dublin through the offices of the Paying Agent in Dublin.

(c) The Company may request the Trustee on behalf of the Company at the Company’s expense to mail the information listed in Section 4.02(a) to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

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SECTION 4.03. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate in a form reasonably acceptable to the Trustee, stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers’ Certificate shall comply with TIA Section 314(a)(4). The Company hereby represents that, as of the Issue Date, its fiscal year ends December 31, and hereby covenants that it shall notify the Trustee at least 30 days in advance of any change in its fiscal year.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.07 of this Indenture (to the extent such provision relates to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof. Where such financial statements are not accompanied by such a written statement, the Company shall furnish the Trustee with an Officers’ Certificate stating that any such written statement would be contrary to the then current recommendations of the American Institute of Certified Public Accountants.

(c) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

SECTION 4.04. Maintenance of Office or Agency. The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, in each case, in accordance with Section 2.03. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders,

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notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, presentations, notices and demands may be made or served at the corporate trust office of the Trustee.

Subject to Section 2.03, the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.05. Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary and all rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided, that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.06. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

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SECTION 4.08. Maintenance of Properties and Insurance. (a) The Company shall cause all properties used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

(b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 4.09. Limitation on Liens Securing Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur or assume any Indebtedness secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Subsidiary, unless the Securities or a Guarantee is equally and ratably secured; provided, that if such Indebtedness is expressly subordinated to the Securities or a Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or such Guarantee.

SECTION 4.10. Limitation on Sale/Leaseback Transactions. (a) The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any other Subsidiary) unless (i) the Company or such Subsidiary, as the case may be, would be entitled to incur secured Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction in accordance with Section 4.09 or (ii) the Company or such Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company’s Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in accordance with paragraphs (b) to (g) hereof.

(b) The Company may apply Net Available Proceeds from such Sale/Leaseback Transaction, within 365 days after receipt of Net Available Proceeds from the Sale/Leaseback Transaction, to: (i) the repayment of Indebtedness of the Company or a Subsidiary under Credit Facilities or other Senior Indebtedness, including any mandatory redemption or repurchase or make-whole redemption of the Existing Notes

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or the Securities; (ii) make an Investment in assets used in the Oil and Gas Business; or (iii) develop by drilling the Company’s oil and gas reserves.

(c) If, upon completion of the 365-day period referred to above, any portion of the Net Available Proceeds shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of the immediately preceding paragraph and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Sale/Leaseback Transaction (such aggregate constituting “Excess Proceeds”), exceed $40,000,000, then the Company will be obligated to make an offer (the “Net Proceeds Offer”) to purchase the Securities and any other Senior Indebtedness in respect of which such an offer to purchase is required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount (or, with respect to the Securities, an equivalent amount in dollars based on the Federal Reserve Bank of New York noon buying rate of euro on the second Business Day preceding such offer) equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Securities and other Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest on the Securities and other Senior Indebtedness so repurchased to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

(d) Within 15 days after the Company becomes obligated to make a Net Proceeds Offer (a “Net Proceeds Offer Triggering Event”), the Company (with notice to the Trustee and each Paying Agent), or the Trustee at the Company’s request and expense, will mail or cause to be mailed to all Holders on the date of the Net Proceeds Offer Triggering Event a notice prepared by the Company (the “Offer Notice”) of the occurrence of such Net Proceeds Offer Triggering Event and of the Holders’ rights arising as a result thereof. The Offer Notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The Offer Notice, which shall govern the terms of the Net Proceeds Offer, shall state: (1) that the Net Proceeds Offer is being made pursuant to this Section 4.10; (2) the purchase price and the Net Proceeds Payment Date; (3) that any Security not tendered will continue to accrue interest at the stated rate; (4) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on the Net Proceeds Payment Date; (5) that Holders electing to have a Security purchased pursuant to any Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Net Proceeds Offer; (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Net Proceeds Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased; and (7) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion

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of the Securities surrendered. The Net Proceeds Offer shall be deemed to have commenced upon the mailing of the Offer Notice and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law.

(e) Promptly after the termination of the Net Proceeds Offer (“the Net Proceeds Payment Date”), the Company shall, to the extent permitted by applicable law, (i) accept for payment Securities or portions thereof tendered pursuant to the Offer Notice, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof tendered to the Company. The depositary, the Company or the Paying Agent, as the case may be, shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price (representing those funds received pursuant to clause (ii) of this Section 4.10(e)), and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of €50,000 or an integral multiple of €1,000 in excess thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

(f) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other U.S. federal and state securities laws, rules and regulations and other jurisdictions’ laws which may then be applicable to any Net Proceeds Offer.

(g) During the period between any Sale/Leaseback Transaction and the application of the Net Available Proceeds therefrom in accordance with this covenant, all Net Available Proceeds shall be maintained in a segregated account and shall be invested in Permitted Financial Investments.

SECTION 4.11. Change of Control. (a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under Section 3.07 or all conditions to such redemption have been satisfied or waived, the Company must offer (a “Change of Control Offer”) to repurchase all or any part of each Holder’s outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment Date”).

(b) Within 15 days after any Change of Control, the Company will mail or cause to be mailed to all Holders on the date of the Change of Control a Notice (the “Change of Control Notice”) of the occurrence of such Change of Control and of the Holders’ rights arising as a result thereof. The Change of Control Notice shall state:

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(i) that the Change of Control Offer is being made pursuant to this Section 4.11;

(ii) the purchase price and the Change Of Control Payment Date;

(iii) that any Security not tendered will continue to accrue interest;

(iv) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change Of Control Payment Date; and

(v) the instructions, consistent with this Section 4.11, that a Holder must follow in order to have such Holder’s Security purchased.

(c) The Change of Control Offer will be deemed to have commenced upon mailing of the Change of Control Notice and will terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer, the Company will purchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (b) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent an amount equal to the purchase price in respect of all Securities or portions thereof so tendered and (c) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof tendered to the Company. The depositary, the Company or the Paying Agent, as the case may be, will promptly mail or deliver to each Holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee will promptly authenticate and mail or deliver to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, provided that each such new Security will be in a principal amount of €50,000 or in integral multiples of €1,000 in excess thereof.

(e) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other U.S. federal and state securities laws, rules and regulations and other jurisdictions’ laws which may then be applicable to any Change of Control Offer.

(f) For so long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted for trading on the Alternative Securities Market thereof and the rules of such exchange so require, the Company will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office in Dublin.

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SECTION 4.12. Listing. The Company will use all commercially reasonable efforts to list and maintain the listing of the Securities on the Irish Stock Exchange and to be admitted to trading on the Alternative Securities Market thereof; provided, however, that if the Company is unable to list the Securities on the Irish Stock Exchange or if maintenance of such listing becomes unduly onerous, it will use all commercially reasonable efforts to maintain a listing of such Securities on another recognized stock exchange.

SECTION 4.13. Payment of Additional Amounts. (a) All payments that the Company or any Successor makes under or with respect to the Securities, or that any Subsidiary Guarantor makes with respect to any Guarantee, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Company, or, if applicable, any Subsidiary Guarantor or any Successor, as the case may be, is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Securities or by any taxing authority therein or political subdivision thereof (each, as applicable, a “Relevant Taxing Jurisdiction”), unless the Company, such Subsidiary Guarantor or such Successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Company, a Subsidiary Guarantor or such Successor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or any Guarantee, the Company, such Subsidiary Guarantor or such Successor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Securities after such withholding or deduction will be not less than the amount the Holder would have received if such Taxes had not been required to be withheld or deducted.

Notwithstanding the foregoing, neither the Company, any Subsidiary Guarantor nor any Successor will, however, be required to pay Additional Amounts to a Holder or beneficial owner of Securities in respect of or on account of:

(i) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of the Holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction, including, without limitation, the Holder or beneficial owner being or having been a citizen, national, or resident, being or having been engaged in a trade or business, being, or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including, in each case, any connection arising from the mere receipt or holding of Securities or the receipt of payments thereunder or under a Guarantee or the exercise or enforcement of rights under any Securities or this Indenture or a Guarantee);

(ii) any Taxes that are imposed or levied by reason of the failure of the Holder or beneficial owner of Securities,

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following the written request of the Company, any Subsidiary Guarantor or any Successor (as the case may be) addressed to the Holder (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request) made in accordance with the notice procedures set forth in this Indenture, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(iv) any Tax that is payable otherwise than by withholding or deduction from payments made under or with respect to the Securities;

(v) any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Securities for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period;

(vi) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii) any Tax that is imposed or levied on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Securities another Paying Agent in a Member State of the European Union; or

(viii) any combination of items (i) through (vii) above.

Such Additional Amounts will also not be paid with respect to the Securities to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of the payment under or with respect to the Securities, to the extent that payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an

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interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Securities.

(b) The Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be, will (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

(c) At least 30 calendar days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company, any Subsidiary Guarantor or a Successor will be obligated to pay Additional Amounts with respect to such payment, the Company, the relevant Subsidiary Guarantor or the relevant Successor (as the case may be) will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Securities is due and payable, in which case such Officers’ Certificate shall be delivered promptly thereafter). The Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be, will promptly publish a notice in accordance with the notice provisions set forth in this Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(d) Upon written request, the Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be, will furnish to the Trustee or to a Holder of the Securities copies of tax receipts evidencing the payment of any Taxes by the Company, such Guarantor or such Successor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company, such Subsidiary Guarantor or such Successor. If, notwithstanding the efforts of the Company, such Subsidiary Guarantor or such Successor to obtain such receipts, the same are not obtainable, the Company, such Subsidiary Guarantor or such Successor will provide the Trustee or such Holder with other evidence reasonably satisfactory to the Trustee or the Holder.

(e) The Company, any Subsidiary Guarantor and any Successor, as the case may be, will pay any present or future stamp, issue, registration, court, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue, enforcement or delivery of the Securities or any other document or instrument referred to thereunder (other than on or in connection with a transfer of the Securities other than the initial resale by the underwriters named in the Prospectus).

(f) Whenever this Indenture or the Securities refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security or with

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respect to any Guarantee, such reference includes the payment of Additional Amounts, if applicable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, etc. The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof (a “Successor”), and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture provided, that unless the Successor is a corporation, a corporate co-issuer of the Securities shall be added hereto by the execution and delivery of a supplemental indenture by such co-issuer; and

(2) immediately before and after giving effect to such transaction no Default or Event of Default exists.

In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02. Successor Corporation Substituted. Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the Trustee shall be notified by the Company and the Successor, and the Successor formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor will be relieved of all further obligations and covenants under this Indenture and the Securities.

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ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs upon:

(1) default by the Company or any Subsidiary Guarantor in the payment of principal of, or premium, if any, on the Securities when due and payable at stated maturity, upon repurchase pursuant to Section 4.10 or Section 4.11, upon acceleration or otherwise;

(2) default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Securities when due and payable and continuance of such default for 30 days;

(3) default by the Company or any Subsidiary Guarantor in the deposit of any make-whole redemption payment, when and as due and payable pursuant to Article Three;

(4) default on any other Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $50,000,000 or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50,000,000 or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(5) default in the performance, or breach of, the covenant set forth in Article Five, or in the performance, or breach of, any other covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding Securities;

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(6) the entry by a court of one or more judgments or orders for the payment of money against the Company, any Subsidiary Guarantor or any other Subsidiary in an aggregate amount in excess of $50,000,000 (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7) a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.04) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

(8) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing that it generally is unable to pay its debts as the same become due; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief (with respect to the petition commencing such case) against the Company or any Subsidiary in an involuntary case or proceeding,

(B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or

(C) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (8) or (9)) under Section 6.01

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occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Securities may declare the unpaid principal of and premium, if any, or the Net Proceeds Offer or Change of Control Offer purchase price if the Event of Default includes failure to pay the Net Proceeds Offer or Change of Control Offer purchase price, as the case may be, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses 8 or 9 above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority of the principal amount of the outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of, and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clauses (8) or (9) of Section 6.01 occurs with respect to the Company at a time when the Company is a Paying Agent, the Trustee shall automatically assume the duties of such Paying Agent or arrange for a separate paying agent.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

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SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of at least a majority of the principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal, premium, if any, or interest on the Securities, including any make-whole redemption payments or Net Proceeds Offer or Change of Control Offer payments.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 6.06. Limitation on Remedies. No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

(1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

(2) the Holders of not less than 25% of the principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

(3) such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Securities.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

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SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid with respect to the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07,

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or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense. No provision of this Indenture

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shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.

(f) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, BONY and AIB in each of their respective capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 11.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each April 1, beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such April 1 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company and the Subsidiary Guarantors jointly and severally agree to pay the Trustee

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from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability (including fees and expenses incurred by the Trustee pursuant to the penultimate paragraph of Section 7.08) not due to its negligence or willful misconduct. The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability, claim, damage or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar, Transfer Agent and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Subsidiary Guarantors of any claim of which a Trust Officer has received written notice for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

Neither the Company nor the Subsidiary Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or willful misconduct. To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company or any Subsidiary Guarantor.

When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.01(8) or (9), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

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The benefits of this Section shall survive termination of this Indenture and resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that and upon payment of its charges hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article and shall notify the Company of its successor hereunder.

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SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Securities, elect to exercise its rights pursuant to either Section 8.02 or 8.03 with respect to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date all conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 2.03, 2.04, 2.06, 2.07, 2.09 and 4.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, Section 7.07) and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

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SECTION 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in the second sentence of Section 4.02, Sections 4.03, 4.07, 4.08, 4.09 and 4.10 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(5), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(4) through 6.01(9) shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the outstanding Securities:

(a) The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) euro in an amount, or (b) European Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, euro in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such European Government Obligations to said payments with respect to the Securities.

(b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been

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published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 6.01(8) or 6.01(9) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

(f) In the case of any election under Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05. Deposited Money and European Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and European Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor, if any, acting as a Paying Agent) as the Trustee

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may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the euro or European Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or European Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security which is not subject to the last paragraph of Section 8.05 and has remained unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the Financial Times and The Wall Street Journal (European edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. Reinstatement. If the Trustee or any Paying Agent is unable to apply any euro or European Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its

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obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or such Paying Agent. In the event the Company’s obligations under this Indenture and the Securities are revived and reinstated pursuant to this Section 8.07, then the obligations of each Subsidiary Guarantor under its Guarantee and this Indenture that were released pursuant to Section 10.04 as a result of the Company’s exercise of its rights under this Article Eight shall be revived and reinstated as though such release had not occurred.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Section 5.01 or 10.02;

(3) to reflect the addition or release of any Subsidiary Guarantor, as provided for by this Indenture;

(4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect.

Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02. With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer

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or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority of the principal amount of the outstanding Securities.

Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority of the principal amount of the outstanding Securities may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

(1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

(2) reduce the rate or change the time for payment of interest, including default interest, on the Securities;

(3) reduce the principal amount of any Security or change the Maturity Date of the Securities;

(4) reduce the redemption price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

(5) reduce the repurchase price payable upon the repurchase of any Security in connection with a Change of Control Offer or a Net Proceeds Offer, or change the time at which any Security may or shall be repurchased thereunder;

(6) waive a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities;

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(7) make any Security payable in money other than that stated in the Security;

(8) impair the right to institute suit for the enforcement of principal of, premium, if any, or principal on any Security pursuant to Sections 6.07 or 6.08, except as limited by Section 6.06; or

(9) make any change in Section 6.04 or Section 6.07 or in this sentence of this Section 9.02.

The Company will, for so long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof, to the extent required by the rules of the Irish Stock Exchange, inform the Irish Stock Exchange of any of the foregoing amendments, supplements and waivers.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90

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days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05. Notation on or Exchange of Senior Notes. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be provided with, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Boards of Directors of the Company and the Subsidiary Guarantors approve it.

ARTICLE TEN

GUARANTEES

SECTION 10.01. Unconditional Guarantee. Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees, as principal obligor and not only as surety (such guarantee to be referred to herein as the “Guarantee”), to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at stated maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.05.

Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be

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unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 10.02. Subsidiary Guarantors May Consolidate, etc., on Certain Terms. (a) Subject to paragraph (b) of this Section 10.02, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Securities pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee and (ii) immediately after such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 10.02, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. This Section 10.02(a) will not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

(b) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, in any case by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other

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disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee.

SECTION 10.03. Addition of Subsidiary Guarantors. (a) The Company agrees to cause each United States Subsidiary that shall become a Subsidiary after the Issue Date and that guarantees any other Indebtedness of the Company or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount to execute and deliver a supplemental indenture pursuant to which such Subsidiary shall guarantee the payment of the Securities pursuant to the terms hereof within 180 days after the later of (i) the date that Subsidiary becomes a United States Subsidiary and (ii) the date that Subsidiary guarantees such other Indebtedness; provided that no guarantee shall be required if the Subsidiary merges into the Company or an existing Subsidiary Guarantor and the surviving entity remains a Subsidiary Guarantor.

(b) Any Person that was not a Subsidiary Guarantor on the Issue Date may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers’ Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 10.04. Release of a Subsidiary Guarantor. Upon (i) the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) or (ii) the cessation by a Subsidiary Guarantor to guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor other than a De Minimis Guaranteed Amount, in each case which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.02, such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or such Subsidiary Guarantor. Subject to Section 8.07, upon the Company’s election, in compliance with the conditions set forth in Article Eight hereof, to exercise its rights pursuant to either Section 8.02 or 8.03 with respect to all outstanding Securities, each Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or any Subsidiary Guarantor. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and, in the case of the release of a Subsidiary Guarantor pursuant to clause (i) of the first sentence of this Section 10.04, an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Ten.

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SECTION 10.05. Limitation of Subsidiary Guarantor’s Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or non-United States law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.06, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or non-United States law. This Section 10.05 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to Credit Facilities shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Guarantee.

SECTION 10.06. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to the Guarantee.

SECTION 10.07. Intentionally Omitted.

SECTION 10.08. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318© upon an indenture qualified under the TIA, the imposed duties shall control under this Indenture.

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SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing in the English language and delivered in person or mailed by certified or registered U.S. mail (return receipt requested), facsimile, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Company or any Subsidiary Guarantor:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Treasurer

Fax:	(405) 879-9572

If to the Trustee:

The Bank of New York Trust Company, N.A.

2 North LaSalle

Chicago, Illinois 60602

Attention: Global Corporate Trust

Fax:	(312) 827-8542

If to the Irish Paying Agent and Transfer Agent:

AIB/BNY Fund Management (Ireland) Limited

Guild House, Guild Street

IFSC, Dublin 1, Ireland

Attention: Corporate Trust Department

Fax:	+44 207 964 6399

If to the Registrar, Transfer Agent and Paying Agent:

The Bank of New York, London Branch

One Canada Square

London E14 5AL, England

Attention: Corporate Trust Department

Fax:	+44 207 964 6399

The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the U.S. mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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Any notice or communication mailed to a Holder shall be mailed by first-class U.S. mail to the address for such Holder appearing on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

In addition, for so long as any Securities are listed on the Official List of the Irish Stock Exchange and are admitted to trading on the Alternative Securities Market thereof, and its rules so require, all notices to Holders will also be published by the Company by delivery to the Companies Announcement Office in Dublin. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section  312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements

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or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar or any other Agent may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, or a day on which banks and trust companies in any of Dublin, Ireland, London, United Kingdom, Frankfurt, Germany, or New York, New York are required by law or executive order to be closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 11.08. Governing Law. THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE SECURITIES.

SECTION 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others. All liability described in Paragraph 20 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

SECTION 11.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee or any Agent in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

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SECTION 11.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CHESAPEAKE ENERGY CORPORATION,
By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Vice President, Assistant Treasurer and Corporate Secretary

SUBSIDIARY GUARANTORS:

Chesapeake Eagle Canada Corp.

Chesapeake Energy Louisiana Corporation

Chesapeake Energy Marketing, Inc.

Chesapeake Operating, Inc.

Chesapeake South Texas Corp.

Nomac Drilling Corporation

Carmen Acquisition, L.L.C.

Chesapeake Acquisition, L.L.C.

Chesapeake Appalachia, L.L.C.

Chesapeake Land Company, L.L.C.

Chesapeake ORC, L.L.C.

Chesapeake Royalty, L.L.C.

Gothic Production, L.L.C.

Hawg Hauling & Disposal, LLC

Hodges Trucking Company, L.L.C.

Mayfield Processing, L.L.C.

MC Mineral Company, L.L.C.

W.W. Realty, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Vice President, Assistant Treasurer and Corporate Secretary

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Chesapeake Exploration Limited Partnership Chesapeake Louisiana, L.P. Chesapeake Sigma, L.P.
By Chesapeake Operating, Inc., as general partner of each respective entity

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Vice President, Assistant Treasurer and Corporate Secretary

MidCon Compression, L.P.,
By Chesapeake Energy Marketing, Inc., as general partner

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Vice President, Assistant Treasurer and Corporate Secretary

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THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ LINDA GARCIA
Name: Linda Garcia
Title: Assistant Vice President

THE BANK OF NEW YORK, LONDON BRANCH, on behalf of
AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED, as Irish Transfer and Paying Agent

By:	/s/ PETER D. MALCOLM
Name: Peter D. Malcolm
Title: Assistant Vice President

THE BANK OF NEW YORK, LONDON BRANCH, as Registrar, Transfer Agent and Paying Agent

By:	/s/ PETER D. MALCOLM
Name: Peter D. Malcolm
Title: Assistant Vice President

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APPENDIX

(a) PROVISIONS RELATING TO SECURITIES

1.	Definitions
1.1	Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Common Depositary” means The Bank of New York, its nominees and their respective successors.

“Securities” means (1) €600 million aggregate principal amount of 6.25% Senior Notes due 2017 issued on the Issue Date and (2) Additional Securities, if any, issued in one or more transactions.

1.2	Other Definitions
Term		Defined in Section:
“Agent Members”		2.1(b)
“Global Security”		2.1(a)

2.	The Securities.

2.1    (a) Form and Dating. Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend set forth in Exhibit 1 hereto (each, a “Global Security”), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Common Depositary, and registered in the name of the Common Depositary or a nominee of the Common Depositary, for the accounts of Euroclear and/or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Common Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Common Depositary for such Global Security or Global Securities or the nominee of such Common Depositary and (b) shall be delivered by the Trustee to such Common Depositary or pursuant to such Common Depositary’s instructions.

Members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Common Depositary or under such Global Security, and the Company, the Trustee,

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the Registrar, any Paying Agent and any agent of the Company or the Trustee shall be entitled to treat the Common Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear and Clearstream and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of €600 million 6.25% Senior Notes due 2017 and (2) from time to time after the Issue Date, any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3	Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the relevant Depositary, in accordance with the procedures of Euroclear or Clearstream, as applicable, therefor.

(ii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.

(b) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be delivered to and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Common Depositary and the Registrar with respect to such Global Security to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Securities.

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(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar’s or any Transfer Agent’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06 of the Indenture).

(iii) The Registrar or any Transfer Agent shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, any Paying Agent, the Registrar or any Transfer Agent may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, any Paying Agent, the Registrar or any Transfer Agent shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(d) No Obligation of the Trustee, the Registrar and any Transfer Agent.

(i) The Trustee, the Registrar and any Transfer Agent shall have no responsibility or obligation to any beneficial owner of a Global Security, Agent Member or other Person with respect to the accuracy of the records of Euroclear or Clearstream, as applicable, or any nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall

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be exercised only through the Common Depositary subject to the applicable rules and procedures of Euroclear or Clearstream, as applicable. The Trustee may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to its Agent Member and any beneficial owners.

(ii) The Trustee, the Registrar and any Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4	Certificated Securities.

(a) A Global Security deposited with the Common Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) Euroclear or Clearstream, as applicable, acting through itself or the Common Depositary, notifies the Company that it is unwilling or unable to continue as a clearing system for such Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an event of default has occurred and is continuing and Euroclear or Clearstream so requests, or the owner of a beneficial interest therein so requests in writing delivered through Euroclear or Clearstream, or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Common Depositary to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of €50,000 principal amount and any integral multiple of €1,000 in excess thereof and registered in such names as the Common Depositary shall direct.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

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(d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

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EXHIBIT 1

to

APPENDIX

[FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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No.                                                                                                                                       COMMON CODE NO.

€	ISIN NO.

6.25% Senior Notes due 2017

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to ________, or registered assigns, the principal sum of € _______________________________________________ [insert in Global Securities - or such other amounts as shall be set forth in the Schedule of Increases or Decreases in Global Security attached hereto] on January 15, 2017.

Interest Payment Dates: January 15 and July 15 (commencing July 15, 20071)

Record Dates: January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

Dated: ________________

CHESAPEAKE ENERGY CORPORATION,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE, CERTIFIES THAT THIS IS ONE OF THE SECURITIES REFERRED TO IN THE WITHIN MENTIONED INDENTURE.

by
Authorized Signatory

_________________________

1 Or such later date as is appropriate in the case of Additional Securities.

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[REVERSE SIDE OF SECURITY]

6.25% Senior Note due 2017

1.	Interest

Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 20072. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 20073. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in euro or such other lawful currency of the participating member states in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by Clearstream or Euroclear. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), at the office of the relevant Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar

Initially, The Bank of New York, London Branch, will act as Registrar, Transfer Agent and Paying Agent in London, England, and AIB/BNY Fund Management (Ireland) Limited will act as Transfer Agent and Paying Agent in Dublin, Ireland. The Company may appoint and change any Paying Agent, Registrar or Transfer Agent without notice. The Company or any of its wholly owned Subsidiaries may act as Transfer Agent, Paying Agent or Registrar.

_________________________

2 Or such later date as is appropriate in the case of Additional Securities.

3 Or such later date as is appropriate in the case of Additional Securities.

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So long as the Securities are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its rules so require, the Issuers shall maintain, at all times that payments are required to be made in respect of the Securities, a Paying Agent and Transfer Agent in Dublin, Ireland. Initially, AIB/BNY Fund Management (Ireland) Limited will act as Irish Paying Agent and Transfer Agent.

4.	Indenture

The Company issued the Securities under an Indenture dated as of December 6, 2006 (“Indenture”), among the Company, the Subsidiary Guarantors, the Trustee, The Bank of New York, London Branch, as Registrar, Transfer Agent and Paying Agent, and AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent and Transfer Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.

5.	Make-Whole Price Redemption

At any time prior to the Maturity Date, the Company may, at its option, redeem all or any portion of the Securities at the “Make-Whole Price” (as defined in the Indenture) plus accrued and unpaid interest on the Securities so redeemed to the date of redemption. Any redemption pursuant to this paragraph 5 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.	Redemption Upon Changes in Withholding Taxes

If, as a result of:

(a) any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction (as defined in paragraph 7 below), or (b) any change in the official application or the official interpretation or administration of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), (each of the foregoing in clauses (a) and (b) a “Change in Tax Law”), the Company, any Subsidiary Guarantor or any Successor would be obligated to pay on the next date for any payment, Additional Amounts (as defined in paragraph 7 below) which the Company, such Subsidiary Guarantor or such Successor cannot avoid by

[[NYCORP:2648758v15:3634D:12/05/06--10:32 a]]

the use of reasonable measures available to it (including making payment through a Paying Agent located in another jurisdiction), then the Company or such Successor, as the case may be, may redeem all, but not less than all, of the Securities at any time after such amendment or change, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. In the case of the United States or any other jurisdiction that is a Relevant Taxing Jurisdiction on the Issue Date, the applicable Change in Tax Law must become effective on or after the date of the Prospectus. In the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the Issue Date, the applicable Change in Tax Law must become effective after the date that such jurisdiction becomes a Relevant Taxing Jurisdiction.

Prior to the giving of any notice of redemption described in this paragraph 6, the Company or the Successor, as the case may be, will deliver to the Trustee:

(i)    an Officers’ Certificate of the Company or the Successor, as the case may be, stating that the obligation to pay such Additional Amounts cannot be avoided by the Company, such Subsidiary Guarantor or such Successor taking reasonable measures available to it; and

(ii)   a written opinion of independent legal counsel of recognized standing addressed to the Company or the Successor, as the case may be, to the effect that the Company, such Subsidiary Guarantor or such Successor has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law described above.

Absent manifest error, the Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions to a redemption upon a Change in Tax Law, including any changes in withholding taxes, in which event it will be conclusive and binding Holders of the Securities.

Notwithstanding the foregoing, no such notice will be given (a) earlier than 90 days prior to the earliest date on which the Company or the relevant Successor or Subsidiary Guarantor, as the case may be, would be obliged to pay such Additional Amounts if a payment were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

7.	Payment of Additional Amounts

All payments that the Company or any Successor makes under or with respect to the Securities, or that any Subsidiary Guarantor makes with respect to any Guarantee, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Company, or, if applicable, any Subsidiary Guarantor or any Successor, as the case may be, is incorporated, organized or otherwise

[[NYCORP:2648758v15:3634D:12/05/06--10:32 a]]

resident for tax purposes or from or through which any of the foregoing makes any payment on the Securities or by any taxing authority therein or political subdivision thereof (each, as applicable, a “Relevant Taxing Jurisdiction”), unless the Company, such Subsidiary Guarantor or such Successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Company, a Subsidiary Guarantor or such Successor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or any Guarantee, the Company, such Subsidiary Guarantor or such Successor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Securities after such withholding or deduction will be not less than the amount the Holder would have received if such Taxes had not been required to be withheld or deducted.

Notwithstanding the foregoing, neither the Company, any Subsidiary Guarantor nor any Successor will, however, be required to pay Additional Amounts to a Holder or beneficial owner of Securities in respect of or on account of:

(a) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of the Holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction, including without limitation, the Holder or beneficial owner being or having been a citizen, national or resident, being or having been engaged in a trade or business, being or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including in each case, any connection arising from the mere receipt or holding of Securities or the receipt of payments thereunder or under a Guarantee or the exercise of enforcement of rights under any Securities or the Indenture or a Guarantee);

(b) any Taxes that are imposed or levied by reason of the failure of the Holder or beneficial owner of Securities, following the written request of the Company, any Subsidiary Guarantor or any Successor (as the case may be) addressed to the Holder (and made at a time that could enable the Holder or beneficial owner acting reasonably to comply with that request) made in accordance with the notice procedures set forth in the Indenture, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(c) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d) any Tax that is payable otherwise than by withholding or deduction from payments made under or with respect to the Securities;

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(e) any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Securities for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period;

(f) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any Tax that is imposed or levied on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Securities to another Paying Agent in a Member State of the European Union; or

(h) any combination of Items (a) through (g) above.

Furthermore, Additional Amounts will not be paid with respect to the Securities to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of the payment under or with respect to the Securities, to the extent that payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Securities.

The Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be, will (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

At least 30 calendar days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company, any Subsidiary Guarantor or a Successor will be obligated to pay Additional Amounts with respect to such payment, the Company, the relevant Subsidiary Guarantor or the relevant Successor (as the case may be) will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Securities is due and payable, in which case such Officers’ Certificate shall be delivered promptly thereafter). The Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be,

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will promptly publish a notice in accordance with the notice provisions set forth in the Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

Upon written request, the Company, the relevant Subsidiary Guarantor or the relevant Successor, as the case may be, will furnish to the Trustee or to a Holder of the Securities copies of tax receipts evidencing the payment of any Taxes by the Company, such Subsidiary Guarantor or such Successor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company, such Subsidiary Guarantor or such Successor. If, notwithstanding the efforts of the Company, such Subsidiary Guarantor or such Successor to obtain such receipts, the same are not obtainable, the Company, such Subsidiary Guarantor or such Successor will provide the Trustee or such Holder with other evidence reasonably satisfactory to the Trustee or the Holder.

In addition, the Company, any Subsidiary Guarantor and any Successor, as the case may be, will pay any present or future stamp, issue, registration, court, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue, enforcement or delivery of the Securities or any other document or instrument referred to thereunder (other than on or in connection with a transfer of the Securities other than the initial resale by the underwriters named in the Prospectus).

Whenever the Indenture or the Securities refer to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security or with respect to any Guarantee, such reference includes the payment of Additional Amounts, if applicable.

8.	Put Provisions

Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase as provided in, and subject to the terms of, the Indenture.

In the event of certain Sale/Leaseback Transactions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder’s Securities, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

9.	Notice of Redemption

Notice of redemption will be mailed to the Holder’s registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or, if the Securities are listed on any securities

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exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange, the Securities to be redeemed in denominations of €50,000 principal amount and any integral multiple of €1,000 in excess thereof; provided, however, that no Securities with a principal amount of €50,000 or less will be redeemed in part. Securities in denominations larger than €50,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

For so long as the Securities are listed on the Official List of the Irish Stock Exchange and are admitted to trading on the Alternative Securities Market thereof, notice of redemption and confirmation of the aggregate principal amount of the Securities that will remain outstanding immediately after such redemption will also be given to the Irish Stock Exchange.

10.	Restrictive Covenants

The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell and lease back certain of its properties or assets and the ability of the Company or the Subsidiaries to incur encumbrances against certain property, all subject to certain limitations described in the Indenture.

11.	Ranking and Guarantees

The Securities are general senior unsecured obligations of the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

12.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of €50,000 principal amount and any integral multiple of €1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar or Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, furnish information regarding the account of the transferee at Euroclear or Clearstream, where appropriate, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or Transfer Agent need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

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13.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

14.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or any Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

15.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee euro, European Government Obligations, or any combination thereof, for the payment of principal, premium, if any, and interest on the Securities to redemption or stated maturity, as the case may be.

16.	Amendment, Supplement, Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

17.	Successor

When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.	Defaults and Remedies

An Event of Default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Securities; default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Securities; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption or repurchase payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 45 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full

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force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

19.	Trustee Dealings with Company and Subsidiary Guarantors

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

20.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, BONY or AIB shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

21.	Authentication

This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

22.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

23.	Common Codes and ISIN Numbers

The Company will cause Common Codes or ISIN numbers to be printed on the Securities as a convenience to Holders of the Securities. No representation is made as to the accuracy of such codes

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or numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE SECURITIES.

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The Company will furnish to any Holder upon written request and without charge to the Security holder a copy of the Indenture. Requests may be made to:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Treasurer

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____________________________________________________________

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Common Depositary

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box:

☐Section 4.10☐ Section 4.11

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount in principal amount: €__________________________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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